EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of HCSB Financial Corporation of our report dated March 3, 2017, relating to our audits of the consolidated financial statements which appears in the Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ Elliott Davis Decosimo, LLC

Columbia, South Carolina
May 17, 2017